UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2013

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02	Unregistered Sales of Equity Securities

(1)	See Item 8.01(a) Below

Item 8.01	Other Events

(a)
On January 15, 2013, the Company’s Board of Directors an incentive stock plan for the Company’s CEO and CFO.  Under the plan each would be entitled to the following stock grants upon the completion of the related incentive:

•	20,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 500 grams of gold from its operations in Peru and/or Suriname.
•	20,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 1,000 grams of gold from its operations in Peru and/or Suriname.
•	20,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 1,500 grams of gold from its operations in Peru and/or Suriname.
•	20,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 2,000 grams of gold from its operations in Peru and/or Suriname.
•	20,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 2,500 grams of gold from its operations in Peru and/or Suriname.
•	50,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 10,000 grams of gold from its operations in Peru and/or Suriname.
•	50,000,000 shares of Class A Common Stock shall be issued upon the Company recovering a total of 20,000 grams of gold from its operations in Peru and/or Suriname.
•	5,000,000 shares of Class A Common Stock shall be issued upon the Company executing the environmental impact study for its mining property Gorilla.
•	5,000,000 shares of Class A Common Stock shall be issued upon the Company executing the environmental impact study for its mining property Graystone 2.
•	5,000,000 shares of Class A Common Stock shall be issued upon the Company executing the environmental impact study for its mining property Gorilla.
•	1,500,000 shares of Class A Common Stock shall be issued upon the Company on January 16, 2013 for satisfying the initial requirements under the LOI/MOU for the Suriname joint venture.

(b)	The Company has satisfied the initial terms of the LOI/MOU for its Suriname joint venture project and the Company has closed on the transaction.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:          January 16, 2013                                                             The Graystone Company, Inc.

By: /s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO